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                                      EXHIBIT (14)(a)
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                              AUDITORS' CONSENT


The Board of Trustees
The Cardinal Group:

        We consent to the references to our firm under the heading "Independent Accountants" in The Cardinal Group's Form N-14 Registration Statement filed under the Securities Act of 1933, under the heading "Legal Counsel and Independent Auditors" in the Statements of Additional Information dated February 1, 1995, which are incorporated by reference and included herein, and under the heading "Financial Highlights" in the Prospectuses dated February 1, 1995, as amended as of December 11, 1995, which are incorporated by reference and included herein. We also consent to the use of our Independent Auditors' Reports dated November 18, 1994 in the Statements of Additional Information dated February 1, 1995 which are incorporated by reference and included herein and dated November 17, 1995 in the September 30, 1995 Annual Reports to Shareholders which are included herein.


                                                KPMG PEAT MARWICK LLP



Columbus, Ohio
December 11, 1995